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                                                                    EXHIBIT 10.4


                               SERVICES AGREEMENT

                             CHEMNAVIGATOR.COM, INC.




        THIS SERVICES AGREEMENT is entered into as of May 26, 1999, by and between CHEMNAVIGATOR.COM, INC. a Delaware corporation ("CNC"), and RICHARD P. BURGOON, JR. ("Consultant").

        1. CNC wishes to obtain the services of Consultant for certain purposes and Consultant wishes to provide such services, all subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, CNC and Consultant hereby agree as follows:

        1. Services to be Provided. During the term of this Agreement, Consultant shall perform for CNC the services described on EXHIBIT A attached hereto and made a part hereof (the "Services").

        2. Term. The initial term of this Agreement shall begin and terminate as set forth in EXHIBIT A.

        3.      Compensation; No Benefits.

                (a) As compensation for Consultant's performance of the services to be performed by Consultant under this Agreement, CNC shall pay Consultant the amounts specified in EXHIBIT A attached hereto, in accordance with the schedule set forth in EXHIBIT A. Consultant shall be responsible for all expenses incurred in connection with the performance of the Services, including travel, hotel and meal expenses, UNLESS the travel, hotel and meal expenses are approved in advance by CNC and the expenses are incurred in accordance with CNC's reimbursement policies.

                (b) Consultant is not an employee of CNC and will not be entitled to participate in or receive any benefit or right as an CNC employee under any CNC employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans as a result of Consultant entering into this Agreement.

        4.      Ownership of Results.

                (a) All findings, conclusions and data and all inventions, discoveries, trade secrets, techniques, processes and know-how, whether or not patentable, that are made by Consultant, either alone or with others, in the performance of the Services or which result, to any extent, from use of CNC's premises or property (collectively, "Inventions") shall become the exclusive property of CNC. Consultant hereby assigns, transfers and conveys all of his/her right, title and interest in and to any and all Inventions to CNC.





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                (b)     Upon the request and at the expense of CNC, Consultant
will execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document such transfer or to enable CNC to apply for, prosecute and enforce patents, trademark registrations or copyrights in any jurisdiction with respect to any Inventions or to obtain any extension, validation, re-issue, continuance or renewal of any such intellectual property right. Without limiting the foregoing, Consultant shall assign, grant and convey unto CNC all of his/her right, title and interest, now existing or that may exist in the future, in and to any copyrights in any findings, reports, data compilations and other information and material resulting from the performance of the Services. Consultant shall not submit applications for copyright registration in any country for any information or materials created by Consultant pursuant to this Agreement.

                (c) The provisions of this paragraph 4 shall survive the expiration or sooner termination of the term of this Agreement.

        5. Confidentiality. Consultant will not, either during or after the term of this Agreement disclose to any third person or use any confidential or proprietary information of CNC or its corporate collaborators for any purpose other than the performance of the Services, without the prior written authorization of CNC. This obligation shall not apply to information that is in the public domain through no fault of Consultant. For purposes of this paragraph 5, "confidential or proprietary information" includes, without limitation, the structure and activity of chemical compositions, biomaterials, micro-organisms, cells, cell lines and the progeny and derivatives thereof, patent applications, marketing methods and plans, pricing information, manufacturing information and other unpublished information related to the business or the financial condition of CNC and its affiliates and corporate collaborators. The provisions of this paragraph 5 shall survive the expiration or sooner termination of the terms of this Agreement.

        6. Termination. Notwithstanding the provisions of paragraph 2, either Party may terminate this Agreement for any reason whatsoever, upon thirty
(30) days written notice to the other Party. In such event, CNC shall be responsible for any portion of the compensation owed to Consultant under paragraph 3 for any Services rendered prior to the effective date of such termination.

        7. Return of CNC Property. Consultant will return to CNC any property of CNC in his/her possession, at any time when so requested by CNC and in any event upon termination of this Agreement. Consultant will not remove any CNC property from CNC premises without written authorization from CNC.

        8. No Conflicting Agreements. Consultant represents that Consultant is not a party to any existing agreements that would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with his/her obligations under this Agreement. Consultant shall not seek funding to support the Services from any third party (including the U.S. Government), without the prior written consent of CNC.

        9. Independent Contractor. Consultant is an independent contractor under this Agreement. Neither Party shall have the power to bind the other Party to any agreement, contract, obligation or liability.

        10. Entire Agreement, Amendment and Assignment. This Agreement is the sole agreement between Consultant and CNC with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or



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written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both Consultant and a duly authorized representative of CNC. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the Parties hereto, except that the duties and responsibilities of Consultant hereunder are of personal nature and shall not be assignable or delegable in whole or in part by Consultant.

        11. Governing Law. This Agreement shall be governed by and interpreted in accordance with laws of the State of California, without giving effect to any conflict of law provisions.

        12. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):


               If to CNC, to:

        ChemNavigator.com, Inc.
        6166 Nancy Ridge Drive
        San Diego, CA  92121
        Attention:  Scott Hutton
        Facsimile No.: (858) 625-2377
        With a copy to: Corporate Secretary

               If to Consultant, to:

        Richard P. Burgoon, Jr.
        c/o Arena Pharmaceuticals, Inc.
        6166 Nancy Ridge Drive
        San Diego, CA 92131
        Facsimile No.: (619) 453-7210

or to such other names or addresses as CNC or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

        13. Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Consultant and CNC. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

        14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or



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application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.



        IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed, or caused to be duly executed, this Agreement as of the date first above written.



CHEMNAVIGATOR.COM, INC.



By:  /s/                                      By:  /s/
   --------------------------------              ------------------------------
    Jack Lief                                     Richard P. Burgoon, Jr.
    President
    ChemNavigator.Com, Inc.
    6166 Nancy Ridge Drive
    San Diego, CA 92121



Date:    May 26, 1999                         Date:   May 26, 1999
     ------------------------------                ----------------------------




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                                    EXHIBIT A

                     DESCRIPTION OF CONSULTING SERVICES AND COMPENSATION



SCOPE OF SERVICES:

Consultant shall provide Company with legal services support. Consultant shall only be required to provide a maximum of 200 hours per year for Services.

COMPENSATION

Consultant shall be issued One Hundred Seventy Five Thousand (175,000) shares of Company Common Stock, par value $.0001 ("Founders Shares").

TERM:

48 months

SCHEDULE OF PAYMENTS:

The Founders Shares shall be issued to Consultant by the Company as follows:

        Consultant shall make payment to the Company for the Founders Shares ($17.50), in full, within thirty (30) days of this Agreement.

        Founders Shares shall vest as follows:


               May 26, 2000:                43,750
               May 26, 2001:                43,750
               May 26, 2002:                43,750
               May 26, 2003:                43,750

        Accelerated vesting of all unvested shares shall occur at any of the following events:

                1) on the completion of an acquisition or asset transfer of the Company (other than through the issuance by the Company of preferred stock), whereby at least 50.1% of the assets of the Company are acquired or transferred ("completion" being evidenced by the signing of a definitive agreement between the Company and the acquiring or transferee party); or

                2) on the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any equivalent or successor form under the Securities Act, covering the



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                        offer and sale of Common Stock for the account of the
                        Company to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $10.00 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like) which results in aggregate net cash proceeds to the Company in excess of Fifteen Million Dollars ($15,000,000).


        Company reserves the right to re-purchase from Consultant any un-vested Founders Shares (at $.0001 per un-vested share) in the event that Consultant discontinues employment with Arena Pharmaceuticals, Inc.




---------------------
CONSULTANT
INITIALS




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